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                           BORROWER PLEDGE AGREEMENT


         AGREEMENT, made this 31st day of December, 1996, by and between:

         THE CARE GROUP, INC., a Delaware corporation, having an office at One Hollow Lane, Lake Success, New York 11042 (the "PLEDGOR"); and

         KEY BANK OF NEW YORK, a New York banking corporation, having an office at 1377 Motor Parkway, Islandia, New York 11788 (the "BANK");


                              W I T N E S S E T H:

         WHEREAS:

         A. The Pledgor has entered into a certain Loan Agreement of even date herewith (hereinafter, as it may from time to time be amended or supplemented, referred to as the "LOAN AGREEMENT") with the Bank pursuant to which the Bank has agreed to lend to the Pledgor up to the aggregate principal amount set forth therein, upon and subject to the terms and conditions of the Loan Agreement;

         B. In order to induce the Bank to execute and deliver the Loan Agreement, the Pledgor has agreed to pledge all of the issued and outstanding shares of capital stock of the Subsidiaries owned by it as collateral security for the payment of all of its Indebtedness arising under the Loan Agreement and the promissory note executed and delivered by the Pledgor to the Bank in connection therewith (hereinafter referred to, together with any and all amendments, modifications, substitutions and/or replacements thereof and thereto, as the "NOTE");

         C. It is a condition precedent to the obligations of the Bank under the Loan Agreement that the Pledgor shall execute and deliver this Pledge Agreement; and

         D. All capitalized terms used herein that are defined in the Loan Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto therein, unless the context otherwise requires;

         NOW, THEREFORE, in consideration of the foregoing the Pledgor hereby agrees with the Bank as follows:

         1. The term "PLEDGED STOCK" as used herein shall mean and include all of the issued and outstanding shares, whether now owned or hereafter acquired by the Pledgor, of the capital stock of each of its Subsidiaries, including, without limitation all of the issued and outstanding stock of the Subsidiaries listed on Schedule A hereto, and, also, any shares, stock certificates, options or rights issued by any of the Subsidiaries as an addition to, in substitution of, or in exchange for any such shares, and any and all proceeds thereof, now or hereafter owned or acquired by the Pledgor.

         2. (a) As collateral security for the due payment and performance of all Indebtedness of the Pledgor to the Bank, whether now existing or hereafter arising, including, without limitation, all indebtedness, liabilities and obligations under, arising out of, or in any way connected with the Loan Agreement, the Note, and all instruments, agreements and documents executed, issued and delivered pursuant thereto, whether now existing or hereafter arising (all of the foregoing Indebtedness, liabilities and obligations are hereinafter called the "OBLIGATIONS"), the Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to the Bank, all the Pledged Stock, and hereby grants to the Bank, a first security interest in all such Pledged Stock and in any and all proceeds thereof and substitutions therefor.

                  (b) If the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of the Pledged Stock, or otherwise, the Pledgor shall accept any such instruments as the Bank's agent, shall hold them in trust for the Bank, and shall deliver them forthwith to the Bank in the exact form received, with the Pledgor's endorsement when necessary and/or appropriate stock powers duly executed in blank, to be held by the Bank, subject to the terms hereof, as further collateral security for the Obligations.
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                  (c) Any or all shares of the Pledged Stock held by the Bank hereunder may, at the option of the Bank or its nominee, be registered in the name of the Bank or its nominee. The Bank or its nominee may thereafter, without notice, and after the occurrence and during the continuance of an Event of Default, exercise all voting and corporate rights at any meeting of any corporation issuing any of the shares included in the Pledged Stock and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  (d) In the event of the occurrence and continuance of an Event of Default, the Bank shall have the right to require that all cash dividends payable with respect to any part of the Pledged Stock be paid to the Bank to be held by the Bank as additional security hereunder and be promptly applied to the payment of the Obligations.

                  (e) In the event of the occurrence and continuance of an Event of Default, the Bank without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are, to the extent permitted by law, hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Stock shall be required to purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best and in a commercially reasonably manner, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank or any purchaser upon any such sale or sales, whether public or private, to purchase the whole or any part of the Pledged Stock so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

                  (f) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid, shall be applied as follows:

                  First, to the reasonable costs and expenses of ever kind incurred in connection therewith or incidental to the care, safekeeping or otherwise of any and all of the Pledged Stock or in any way relating to the rights of the Bank hereunder, including reasonable attorneys' fees and legal expenses;

                  Second, to the satisfaction of the Obligations;

                  Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code); and

                  Fourth, to the Pledgor to the extent of the surplus proceeds, if any.

                  (g) The Bank need not give more than five days' notice of the time and place of any public sale or of the time after which a private sale may take place and such notice shall be deemed to be reasonable notification of such matters.

                  (h) In the event that the proceeds of any collection, recovery, receipt, appropriation, realization, or sale as aforesaid are insufficient to pay all amounts to which the Bank is legally entitled, the Pledgor will be liable for the deficiency, together with interest thereon, at the Event of Default rate prescribed in the Note, and the reasonable fees of any attorneys employed by the Bank to collect such deficiency, pursuant to the Loan Agreement.



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         3. The Pledgor represents and warrants that:

                  (a) The Pledged Stock owned by the Pledgor is owned directly and beneficially and of record by the Pledgor in the respective amounts set forth on Schedule A hereto;

                  (b) The shares of the Pledged Stock constitute one hundred (100%) percent of all of the issued and outstanding shares of capital stock of each Subsidiary;

                  (c) All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable and are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest in such shares or the proceeds thereof except for the security interest granted to the Bank hereunder; and

                  (d) Upon delivery of the Pledged Stock to the Bank or an agent for the Bank, this Pledge Agreement creates and grants a valid first lien on and perfected security interest in the shares of the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Stock.

         4. (a) The Pledgor hereby covenants that so long as the Obligations shall be outstanding and unpaid, in whole or in part, the Pledgor will not:

                           (i) sell, convey or otherwise dispose of any
shares of the Pledged Stock owned or any interest therein, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of such Pledged Stock or the proceeds thereof other than that created hereby; or

                           (ii) consent to or approve the issuance of any
additional shares of any class of the issuer of the Pledged Stock.

                  (b) The Pledgor warrants and will defend the Bank's right, title, special property and security interest in and to the Pledged Stock against the claims of any Person, firm, corporation or other entity.

         5. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Pledged Stock, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at places and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Bank has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.

         6. The Pledgor shall at any time and from time to time upon the written request of the Bank, execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Bank on the date hereof or at any time hereafter irrevocable proxies in respect of the Pledged Stock in the form of Exhibit A hereto.

         7. (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Stock upon surrendering it to the Pledgor or in accordance with the Pledgor's instructions.

                  (b) No course of dealing between the Pledgor and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Loan Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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                  (c) The rights and remedies herein provided, and provided in the Loan Agreement and the Note and in all other agreements, instruments and documents delivered pursuant to the Loan Agreement, are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

                  (d) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other juris-diction, or any other clause or provision in this Pledge Agreement in any jurisdiction.

         8. All notices and other communications to the Pledgor pursuant to this Pledge Agreement shall be in writing, either by letter (delivered by hand or sent by registered or certified mail, return receipt requested) or telegram, addressed to the Pledgor at its address set forth in the heading of hereto of this Pledge Agreement, and shall be deemed to have been given when deposited in the mails, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid.

         9. This Pledge Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

         10. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

         11. Upon payment in full of all of Obligations, this Pledge Agreement shall terminate and the Bank shall release and return the stock certificates representing the Pledged Stock to the Pledgor.

         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed and delivered the day and year first above written.

                                             THE CARE GROUP, INC.



                                             By__________________________
                                                                    Title


                                             KEY BANK OF NEW YORK



                                             By__________________________
                                                                    Title

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